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                                                                     EXHIBIT 5.1


                         MAYNARD, COOPER & GALE, P.C.
                            1901 Sixth Avenue North
                          2400 AmSouth/Harbert Plaza
                        Birmingham, Alabama 35203-2618



                                October 8, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          RE:  Registration Statement on Form S-4
               Alabama National BanCorporation

Ladies and Gentlemen:

     As counsel for Alabama National BanCorporation ("Alabama National"), we are familiar with the Certificate of Incorporation and the Bylaws of Alabama National and the above-referenced Registration Statement on Form S-4 (the "Registration Statement") relating to 550,000 shares of the common stock, $1.00 par value per share, of Alabama National (the "Shares"). We have examined such public records and corporate proceedings and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed below.

     Based upon the foregoing, we are of the opinion that the Shares will, when issued, be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                  Very truly yours,

                                             Maynard, Cooper & Gale, P.C.



                                                  By: /s/ Christopher B. Harmon
                                                      -------------------------
                                                      Christopher B. Harmon